Exhibit 10.15

AMENDMENT NO. 1

to the

January 14, 2003

Exclusive Software License Agreement

Covering Dockets S01-092, S01-093 and S03-011 Between

Stanford University

and

Tableau Software LLC

Effective as of June 8, 2004. This Amendment No. 1 (“Amendment”) to the Software License Agreement dated January 14, 2003 (“Agreement”) between the Board of Trustees of the Leland Stanford Junior University (“Stanford”) and Tableau Software LLC (“Tableau”), is made by and between Stanford and Tableau.

Whereas, the parties desire to clarify numerous aspects of the Agreement, including without limitation the license grants and the Tableau’s obligations with respect to sublicensees;

Now, therefore, the parties agree to amend the Agreement as follows:

1.	Section 2.8 of the Agreement is hereby replaced in its entirety by the following:

“2.8. ‘OEM Customer’ means any third party with which TABLEAU enters into an agreement whereby TABLEAU licenses such third party to distribute, resell, or sublicense the Licensed Program (or any part thereof), on a stand-alone basis or bundled with other software or hardware, to end users, whether directly or through multiple tiers of distributors or resellers.”

2.	Section 3.1 of the Agreement is hereby replaced in its entirety by the following:

“3.1 STANFORD hereby grants, and TABLEAU hereby accepts, a license in the Licensed Field of Use (a) to make, have made, use, offer for sale, sell, and import the Licensed Program in the Licensed Territory, (b) to reproduce, distribute, create derivative works of, publicly perform, publicly display, and digitally perform the SOFTWARE as incorporated into the Licensed Program, in the Licensed Territory, (c) to sublicense any or all of the foregoing rights to end users, and (d) to sublicense any or all the foregoing rights to OEM Customers (which may further sublicense such rights through multiple tiers of distributors or resellers).”

3.	The following text is added to the beginning of Section 3.5: “Without limiting the licenses granted in Section 3.1,”.

4.	The following new Section 3.6 is hereby added to the Agreement:

“3.6 TABLEAU will own all right, title, and interest in and to the Licensed Programs, including any and all intellectual property rights therein, but excluding Licensed Patents and copyrights in the SOFTWARE.

5.	Section 4 of the Agreement is hereby replaced in its entirety with the following:

“4. CONSIDERATION.

In consideration of the rights granted herein, TABLEAU shall provide to STANFORD any Enhancements (in object code form) made by TABLEAU to the SOFTWARE, when such Enhancements are made generally available to TABLEAU’s licensees. “Enhancements” are defined as any changes made by TABLEAU to the SOFTWARE as embodied in the Licensed Programs that TABLEAU makes available to its licensees. TABLEAU hereby grants a royalty-free license to STANFORD to reproduce and create derivative works of the Enhancements solely for the purposes of bona fide internal research. STANFORD shall not, notwithstanding any other provision in this Agreement, further distribute such Enhancements or disclose any information in such Enhancements except to its internal researchers that are under an obligation not to use such Enhancements of than for bona fide research and not to disclose such Enhancements to any third parties.”

6.	The text “all action necessary on its part as TABLEAU of STANFORD” starting on the fourth line of Section 6 is hereby replaced by: “all reasonable actions requested by STANFORD”.

7.	The instances of the text “POLARIS” in Section 11.1(c) are hereby replaced with “TABLEAU”.

8.	The text “within (60)” in Section 11.1(c) is hereby replaced by “within 30”.

9.	In the second paragraph of Section 11.1(c), after the text “and STANFORD’s respective counsel” the following text is hereby added: “or pursuant to a decision by the applicable court”.

10.	Section 12 of the Agreement is hereby replaced in its entirety by the following:

“12. SUBLICENSING

12.1 TABLEAU (and its OEM Customers) may grant sublicenses of any of the rights granted hereunder in the Licensed Field of Use.

12.2 No end user sublicense granted under this Agreement will provide that the sublicensee may further sublicense.

12.3 Any and all sublicenses granted under this Agreement will not make any representation or warranty on behalf of Stanford and will disclaim any and all liability on behalf of Stanford.

12.4 If the SOFTWARE is placed in escrow (by TABLEAU or an OEM Customer) for the purposes of sublicensing, such escrow will be (as between the parties) at the sole expense of TABLEAU (or the OEM Customer).

12.5 TABLEAU will (a) not grant any sublicensee the right to use any names or trademarks of STANFORD, as described in Section 10, and (b) contractually require its sublicensees not to violate applicable export laws, as described in Section 15.

11.	Section 13 of the Agreement is hereby replaced in its entirety by the following:

“13. OEM CUSTOMERS

If TABLEAU sells, Leases, or sublicenses the Licensed Program(s) to an OEM Customer, TABLEAU will contractually require such OEM Customer to comply with the terms of Section 12 of this Agreement. On behalf of STANFORD, TABLEAU will (1) not make any representation or warranty to an OEM Customer and (2) disclaim any and all liability to the OEM Customer.”

12.	Section 14.3 is hereby modified by deleting the text “and” at the end of subsection (b), replacing the period with a semicolon at the end of subsection (c), and adding the following subsections (d) and (e):

“(d) Any end user licenses to the Software (as incorporated into the Licensed Programs) granted prior to the effective date of termination; and

(e) TABLEAU’s ownership of the derivative works of the SOFTWARE developed under this Agreement, as described in Section 3.6.”

13.	Sections 16.1(a) and (b) are hereby replaced in their entirety by the following:

“(a) If TABLEAU receives less than $1,000,000 for the Acquisition, TABLEAU shall pay to STANFORD $40,000 due 90 days after the date of Acquisition; or

(b) If TABLEAU receives $1,000,000 or more for the Acquisition, TABLEAU shall pay to STANFORD $80,000 due 90 days after the date of Acquisition.”

14.	At the end of Section 16.1, following new paragraph is hereby added:

“Notwithstanding the foregoing, TABLEAU may freely assign this Agreement in connection with any corporate restructuring or reincorporation of TABLEAU (including the conversion of TABLEAU from an LLC form into a ‘C’ corporation form or the reincorporation of TABLEAU in a different state). TABLEAU shall give STANFORD written notice of such assignment, including any new contact information.”

15.	The text “Licensing Agreement Arbitration Rules of the American Arbitration Association” in Section 17.1 is hereby replaced by “Commercial Arbitration Rules of the American Arbitration Association”.

IN WITNESS WHEREOF, Stanford and Tableau have caused this Amendment No. 1 to the Agreement to be executed by their duly authorized representatives.

THE BOARD OF TRUSTEES OF THE LELAND
STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katharine Ku
Name	Katharine Ku
Title	Director Technology Licensing
Date	June 10, 2004

TABLEAU SOFTWARE LLC

Signature	/s/ Christian Chabot
Name	Christian Chabot
Title	President
Date	6/15/2004